UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 1, 2017

GREAT AJAX CORP.

(Exact name of registrant as specified in charter)

Maryland	001 36844	47 1271842
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9400 SW Beaverton—Hillsdale Hwy

Suite 131

Beaverton, OR 97005

(Address of principal executive offices)

Registrant’s telephone number, including area code:

503 505 5670

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition

On March 1, 2017, Great Ajax Corp., a Maryland corporation (the “Company”) issued a press release regarding its financial results for the quarter and year ended December 31, 2016 (the “Press Release”). A copy of the Press Release is attached hereto as Exhibit 99.1 and is available on the Company’s website.

The information provided in Item 2.02 of this report, including Exhibit 99.1, shall be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended.

Item 7.01. Regulation FD Disclosure

On March 1, 2017, the Company will hold an investor conference call and webcast to discuss financial results for the fourth quarter and year ended December 31, 2016, including the Press Release and other matters relating to the Company.

The Company has also made available on its website presentation materials containing certain additional information relating to the Company and its financial results for the fourth quarter and year ended December 31, 2016 (the “Presentation Materials”). The Presentation Materials are furnished herewith as Exhibit 99.2, and are incorporated by reference in this Item 7.01. All information in Exhibit 99.2 is presented as of the particular date or dates referenced therein, and the Company does not undertake any obligation to, and disclaims any duty to, update any of the information provided.

The information provided in Item 7.01 of this report, including Exhibit 99.2, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall the information or Exhibit 99.2 be deemed incorporated by reference in any filings under the Securities Act of 1933, as amended.

Item 8.01 Other Events

On March 1, 2017, the Company issued a press release announcing that its Board of Directors has declared a quarterly cash dividend of $0.25 per share of common stock. The dividend is payable to the Company’s shareholders of record as of March 15, 2017 and is expected to be paid on March 31, 2017.

Item 9.01. Financial Statements and Exhibits

Exhibit	Description

99.1	Press Release dated March 1, 2017

99.2	March 2017 Presentation Materials

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

GREAT AJAX CORP.

By:	/s/ Mary Doyle
Name:	Mary Doyle
Title:	Chief Financial Officer

Dated: March 1, 2017

EXHIBIT INDEX

Exhibit	Description

99.1	Press Release dated March 1, 2017
99.2	March 2017 Presentation Materials